 FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT is made and entered into as of April 3, 2012 by and between the Ohio Department of Development ("ODOD") of the State of Ohio and SCI Engineered Materials, Inc., an Ohio Corporation (the "Company"), under the circumstances summarized in the following recitals.

A.	The Company obtained a loan from ODOD pursuant to the terms of a certain Loan Agreement dated as of February 1, 2011 (the “Loan Agreement”).

B.	The Company also executed Loan Documents (as defined in the Loan Agreement).

C.	A February 28, 2012 amendment of the Company’s Loan Agreement with the Ohio Air Quality Development Authority that reduced the principal amount of their loan from $1,365,780 to $368,906.17 (the “OAQDA Loan Amendment”) would be a technical default under Section 4.2(l) of the Loan Agreement (the “Technical Default”) since the Company failed to obtain ODOD’s prior written consent.

D.    Each of the Company and ODOD desire to enter into this First Amendment to Loan Agreement in order to properly document ODOD’s consent to the Company entering into the OAQDA Loan Amendment in order to address the Technical Default.

Provision

NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the ODOD and the Company agree as follows:

1.    After completion of its review and due diligence, ODOD hereby consents to the Company entering into the OAQDA Amendment and agrees that such amendment will not constitute a default under the Loan Agreement.

2.    Provided the Company complies with the other provisions of the Loan Agreement, ODOD further agrees and affirms with the Company that the original maximum available credit amount of $744,250 under the Loan Agreement remains available and can be used for up to 70.5% of purchase price and installation costs of the cold isostatic press or other equipment.

3. The parties further agree that all remaining provisions of the Loan Agreement not modified by this First Amendment to Loan Agreement will remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date hereinbefore written.

Ohio Department of Development

By: /s/ Christiane Schmenk

Title: Director

By: /s/ Kevin Potter

Title: Assistant Director

SCI ENGINEERED MATERIALS, INC., AN OHIO CORPORATION

By: /s/ Daniel Rooney

Title: President and Chief Executive Officer